Exhibit 99.(e) (2)
SCHEDULE I
Burnham Fund
Class A Shares
Class B Shares
Class C Shares
Class I Shares
Burnham Financial Services Fund
Class A Shares
Class B Shares
Class C Shares
Class I Shares
Burnham Financial Industries Fund
Class A Shares
Class C Shares
Class I Shares
Burnham U.S. Government Money Market Fund
Schedule I, dated September 7, 1989, amended April 30, 1999, amended March 3, 2004, amended November 13, 2003, amended December 31, 2005, as amended November 19, 2009